APPLICATION FOR VARIABLE LIFE INSURANCE FIRST INVESTORS LIFE INSURANCE COMPANY 110 Wall Street, New York, NY 10005

1.  Full Legal Name of Proposed Insured

______________________________________________________

 First                                     Middle                                       Last

2.  Information on the Proposed Insured

a)               Date of Birth                 b)  Age Last Birthday

     ______/_____/_____                       __________

            Month    Day    Year

c) State/Country of Birth ____________________________

d) U.S. Citizen □ Yes □ No

(If No, provide status information in “Remarks”.)

e) Social Security Number ___________________________

f) Sex    □ Male □ Female     g) Marital Status ___________

3.  Residence Address                                 No. of Years_______

Street and No._________________________________________

City __________________________State_______ Zip_________

4.  Occupation _______________________________________

               □ Employed              □ Self employed

               □ Not employed        □ Retired

5.  Business Address                                       No. of Yrs.________

Employer______________________________________________

Street and No.__________________________________________

City____________________ State______ Zip Code____________

6.  Send Premium Notices to Owner at:

              □ Residence     □ Business

7. Amount of Insurance $ __________	8a. Premium Paid With Application $ ___________________ 8b. Premiums Payable □ Annually □ Semi-Annually □ Quarterly □ Lifeline (Monthly Electronic)

9.  Plan of Insurance

Variable Life Basic Benefits

         □ [10 Year]                         □ [20 Year]

         □ [Paid to Age 65]              □ [Paid to Age 100]

         □ [Single Premium Variable Life]

         □ [Other]

Additional Benefits

       □ [$____________ Accidental Death]

       □ [Waiver of Premium]

       □ [Other]                          [□ Other]

10.  Automatic Premium Loan Option, if available?

                                                                                            □ Yes □ No

11.   The Proposed Insured will be Owner of the Policy unless

        otherwise indicated below.

Owner’s Name____________________________________________

Address__________________________________________________

City, State, Zip____________________________________________

Relationship ______________________________________________

Social Security or Tax ID Number_____________________________

12.  Beneficiary Designation:  Except as otherwise directed, the proceeds are to be divided equally among all persons who are named as Primary Beneficiary and who survive the Insured.  If none survive, the proceeds will be divided equally among all persons named as Contingent Beneficiary and who survive the Insured.

a) Primary Beneficiary(ies)

                                                                                                         Social Security                                                         Share %

      First Name                 MI                     Last Name                          or Tax ID #               Relationship             (Total must equal 100%)

1._______________________________________________________________________________________________________________

2._______________________________________________________________________________________________________________

3._______________________________________________________________________________________________________________

b) Contingent Beneficiary(ies)

                                                                                                        Social Security                                                           Share %

      First Name                 MI                     Last Name                          or Tax ID #               Relationship              (Total must equal 100%)

1._______________________________________________________________________________________________________________

2._______________________________________________________________________________________________________________

3._______________________________________________________________________________________________________________

13.  Life Insurance and Annuity Contracts in Force

(If none, write “None”)

Year Issued     Company      Amount     Amount of Accidental

                                                                     Death Benefit

______________________________________________________

______________________________________________________

______________________________________________________

______________________________________________________

(Attach additional sheet if necessary)

14.  Is the policy applied for intended to replace any life

       insurance or annuity currently in force?                  □ Yes □ No

(Furnish policy numbers and company under “Remarks”)

15.  Has the Proposed Insured;

a)

ever been limited, postponed, rated or rejected for life, accident or health insurance?                                        □ Yes □ No

b)

within the last five years been confined in a hospital or received any medical or surgical attention?                    □ Yes   □ No

c)

had, or consulted a physician or medical practitioner for heart trouble, high blood pressure, cancer, diabetes, lung, kidney or stomach disorder within the last ten (10) years?

                                                                   □ Yes   □ No

d)

used any form of tobacco or nicotine based products within the past 36 months?                                                 □ Yes   □ No

(Provide details to any “Yes” answer in Remarks Section)

16.  Information Regarding the Proposed Insured:

  a)   Height ________Weight_________

  b)   Drivers License No.________________________________

         State of Issue_________

  c)   Within the last three years has the Proposed Insured;

          i)  had their drivers license suspended or revoked?

                                                                                        □ Yes □ No

         ii)  had any moving violations?                             □ Yes □ No

        iii)  been convicted for driving under the influence of either

              alcohol or drugs?                                              □ Yes □ No

        iv)  had any automobile accidents                          □ Yes □ No

(Provide details to any “Yes” answers in Remarks Section)

17.  Hazardous Activities

a) Does the Proposed Insured contemplate flying, or have they flown during the past two years, other than as a passenger on a regularly

    scheduled airline?                                                             □ Yes □ No

(If Yes, complete Aviation Questionnaire)

b) Has the Proposed Insured engaged in any hazardous activities such as auto, motorcycle or power boat racing, skin or scuba diving,

    mountain climbing, parachuting or sky diving, snowmobile racing or any other hazardous sport or hobby within the last two (2) years, or

    plan to do so in the future?                                               □ Yes □ No

(If Yes, please complete the appropriate questionnaire or submit complete details with this Application)

18.  If the Proposed Insured is age 0-14, you must furnish amount of life insurance in force on the life of the Applicant/ Owner.

                            Company                                       Amount

_________________________________________________________

_________________________________________________________

_________________________________________________________

_________________________________________________________

________________________________________________________

(Attach an additional sheet if necessary

19.  Remarks

_________________________________________________________

_________________________________________________________

_________________________________________________________

_________________________________________________________

_________________________________________________________

_________________________________________________________

_________________________________________________________

_________________________________________________________

_________________________________________________________

_________________________________________________________

_________________________________________________________

(Attach an additional sheet if necessary)

20.  Suitability

Variable life insurance is designed to achieve long-term financial objectives.  It is not suitable as a vehicle for short-term savings due to the charges applicable to the Policy in the early years.  You should not purchase this Policy if you believe you may need to surrender it within a short period of time.

Once your Variable Life Insurance Policy is issued and delivered to you, you have a “Free Look” period to decide if you want to keep your Policy.  Your Free Look period begins when you sign and date your Policy Delivery Receipt or if your Policy is mailed to you, the Certified Return Receipt from the Post Office.  The portion of the initial net premium allocated to the subaccounts will be invested in the Cash Management Fund subaccount for a period of 20 days.  After 20 days, the Company will transfer the invested funds to the subaccounts you have selected.  Premium allocated to the Fixed Account will be invested in the Fixed Account upon issuance of the Policy.

21.  Proposed Owner’s Financial Information

a)  Financial Resources

Liquid Net Worth $___________________

Net Worth $________________________

Annual Income $____________________

Marginal Tax Rate __________________%

b)  Investment Experience

Stocks                □                Bonds                                 □

Mutual Funds    □               Variable Life Insurance      □

Other                 □               None                                   □

c)  Risk Profile

______________% Conservative – Willing to accept some risk, but more interested in stability of principal than in larger return on investments.

______________% Moderate – Willing to accept average risk of fluctuation of principal in exchange for the potential of larger long-term returns on investments.

______________% Aggressive – Willing to accept significant fluctuation of principal in exchange for the potential for significant long-term returns on investment.

d)  Investment Objectives (Prioritize 1-4)

_________Growth                    _________Income

_________Tax Reduction        _________Other

22.  Did the Proposed Owner receive a prospectus?     ð Yes ð No

       If “Yes” indicate the name and date of the prospectus.

a)  [Variable Life Insurance Policy]  ð              Date: _________

b)  [Modified Single Premium

      Variable Life (SPVL)]                 ð               Date: _________

c)  [Other]                                          ð                Date: _________

23.  Investment Allocations

Select the Subaccounts of the Separate Account and/or the Fixed Account and the percentage of the initial net annual premium to be allocated to each.

Subaccount Options

 % Allocated

[Blue Chip Fund]

__________________

[Cash Management Fund]

__________________

[Discovery Fund]

__________________

[Focused Equity Fund]

__________________

[Government Fund]

__________________

[Growth Fund]

__________________

[High Yield Fund]

__________________

[International Fund]

__________________

[Investment Grade Fund]

__________________

[ValueFund]

__________________

[Target Maturity 2010 Fund]

__________________

[Target Maturity 2015 Fund]

__________________

Fixed Account (maximum 25%)

__________________

 Total Allocation

       100%

24.  Does the Proposed Owner understand that in the Policy

       applied for:

a)  the amount of death benefit above the Guaranteed Minimum

     Death Benefit and the entire amount of the Surrender Value may increase or decrease depending upon the investment

     experience of the Subaccounts and/or the Fixed Account?

                                                                                     ð Yes ð No

b)  the Policy values reflect certain Deductions and Charges?

                                                                                     ð Yes ð No

c)  the Policy may be subject to a Surrender Charge, upon policy surrender, lapse or face amount reduction?

                                                                                      ð Yes ð No

Note: Only the Systematic Transfer Option or the Automatic Variable Subaccount Reallocation Option, but not both, may be in effect at the same time.

26.  Automated Subaccount Reallocation Option

Do you select the Automated Subaccount Reallocation Option feature of your policy?                                                                 □ Yes   □ No

If chosen, Automatic Reallocation will occur quarterly based on the premium investment allocations selected above for the Subaccounts.

The Fixed Account is not eligible for Automatic Reallocation.

25.  Systematic Transfer Option

Do you select the Systematic Transfer Option?              ð Yes ð No

If “Yes” select the frequency

ð Monthly  or   ð Quarterly

Designate the Subaccounts to be used for the Transfer.  The Fixed Account is not eligible for the Systematic Transfer Option.

Transfer

     From

     To

Amount

Subaccount

Subaccount

___________

[Blue Chip Fund]

              ___________

___________

[Cash Management Fund]

              ___________

___________

[Discovery Fund]

              ___________

___________

[Focused Equity Fund]

              ___________

___________

[Government Fund]

              ___________

___________

[Growth Fund]

              ___________

___________

[High Yield Fund]

              ___________

___________

[International Fund]

              ___________

___________

[Investment Grade Fund]

              ___________

___________

[Value  Fund]

              ___________

___________

[Target Maturity 2010 Fund]

              ___________

___________

[Target Maturity 2015 Fund]

              ___________

Minimum Transfer Amount is $100

(Whole Dollar Amounts Only)

27.  Variable Life Disclosures

The Policy involves a long-term commitment on your part, and you should have the intention and financial ability to make the required premium payments.  It should not be used as a short-term savings vehicle.  It is not like a systematic investment plan of a mutual fund.

The above subaccount selections are consistent with the investment objectives indicated above.  I understand that these subaccount selections and transfer options will be relied upon by First Investors Life in regard to all Policy Transactions including Transfer Options indicated above.  These options may be changed after the date of this application only by providing First Investors Life Insurance Company with a written request and instruction to change.

There shall be no contract of insurance unless a policy is issued based on this Application.  The full first modal premium must be paid during the lifetime of the Insured and while his (her) health is as stated in this Application.  If any premium is paid in advance to an agent of the Company at the time this Application is signed and a Conditional Receipt is given to the Proposed Owner, the terms of the Conditional Receipt shall apply.  All statements and answers contained in this Application are full, complete, and true to the best of my/our knowledge and belief and I/we have not withheld any material information that may influence the assessment or acceptance of this Application.  I/we agree to inform First Investors Life in writing of any material change in circumstances between the date of this Application and the issue date of the policy.

I understand that this Application will be attached to and shall become part of any policy issued.

No agent or medical examiner is authorized to make or discharge a contract or waive any of the conditions or provisions of any application, policy, or receipt.  Only the President, Vice President, Actuary, or Secretary of the Company may make, modify or discharge contracts or waive any of the Company’s rights or requirements and then only in writing.

A. ACKNOWLEDGEMENTS

I hereby acknowledge receiving and reading the Notice, VAR Notice (10/06)(IL) included with this Application pertaining to the Illustration of Benefits, Investigative Consumer Reports and the Medical Information Bureau and authorize the Company to secure an Investigative Consumer Report.

I hereby acknowledge receiving a copy of the Prospectus indicated in Question #22 above.

B. AUTHORIZATION

I hereby authorize any licensed physician, medical practitioner, hospital, clinic or other medical related facility, insurance company, the Medical Information Bureau, or other organization, institution or person, that has any records or knowledge of me or my health, to give First Investors Life Insurance Company or its reinsurers any such information.  A photographic copy of this authorization shall be as valid as the original.  This authorization shall be valid for 30 months from the date below.

C. FRAUD WARNING

ANY PERSON WHO KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY FILES AN APPLICATION OR STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE, MISLEADING OR INCOMPLETE INFORMATION IS GUILTY OF A CRIME WHICH MAY BE PUNISHABLE UNDER STATE OR FEDERAL LAW.

Dated at _____________________________________________ this _______ day of ____________________, 2 ________

City & State

         day

Month

                Year

Signature of Proposed Insured ______________________________________________________________________________________

or of Parent/Guardian if Proposed Insured is age 0-14.

Signature of Proposed Owner _______________________________________________________________________________________

(If other than the Proposed Insured)

Agent:

Are you aware of existing life insurance or annuities on the life of the proposed insured, except as noted above?

 □ Yes □ No

Is the life insurance applied for on this application intended to replace an existing life insurance policy or annuity contract?

 □ Yes □ No

Licensed Agent’s Name ___________________________________________________________________________________________

Signature of Licensed Agent _______________________________________________________________________________________

APPLICATION FOR VARIABLE LIFE INSURANCE

FIRST INVESTORS LIFE INSURANCE COMPANY

110 WALL STREET, NEW YORK, NY 10005

PART II

STATEMENTS MADE TO AUTHORIZED COMPANY AGENT

1. Name of Proposed Insured (as it appears on Part I.) First Middle Last

10. Within the last ten (10) years has the Proposed Insured

      had or consulted a physician or practitioner for any

      ailment or disease of the:

a.

brain or nervous system?                                       □ Yes   □ No

b.

heart or blood vessels?                                           □ Yes   □ No

c.

lungs or other respiratory organs?                         □ Yes   □ No

d.

stomach, intestines, liver or gallbladder?              □ Yes   □ No

e.

kidneys or other genito-urinary organs?                □ Yes   □ No

f.

bones, glands, or skin?                                           □ Yes   □ No

2. Proposed Insured’s Month Day Year . Date of Birth _______/______/______

 3. Proposed Insured’s:

 a. Height (in shoes) ________ b. Weight (clothed) __________

 c. Has your weight significantly changed in the last year?

                                                                                           □ Yes   □ No

     If yes, Gain _______lbs.   or    Loss ________ lbs.

 (Include cause and number of months at present weight in ”Details”)

4. Has the Proposed Insured lost any time from work (school) due to illness or injury during the past five years? □ Yes □ No

11. Within the last ten (10) years has the Proposed Insured

a)  had any illness, disease, or injury that is not included

     in your other answers?                                             □ Yes   □ No

b)  consulted or been examined or treated by any

     physician or practitioner not named in connection

     with your other answers?                                         □ Yes   □ No

(If yes, include name doctor(s) and reason for visit in “Details”)

5a. Has the Proposed Insured ever been treated for alcoholism? □ Yes □ No b. Has the Proposed Insured used habit-forming drugs in the past ten (10) years or been treated for any drug habit? □ Yes □ No

6. Has the Proposed Insured ever been under observation in

    a hospital, sanitarium, or other similar institution?

                                                                                         □ Yes   □ No

7a. Has the Proposed Insured ever had any surgical operation?

                                                                                         □ Yes   □ No

  b. Has the Proposed Insured ever been advised to have any

      surgical operation which has not been performed?

                                                                                         □ Yes   □ No

8. Has the Proposed Insured had an electrocardiogram, x-ray

    or other diagnostic examination within the past 10 years?

                                                                                         □ Yes   □ No

12. To the best of your knowledge and belief, is the Proposed Insured pregnant? (If yes, include month of pregnancy)

                                               □ Yes, # of months _________   □ No

13. Name & address of Proposed Insured’s personal physician?

14. Have any of the Proposed Insured’s parents, brothers or sisters, ever had heart disease, diabetes, mental illness or tuberculosis? □ Yes □ No

9. Within the last past (10) ten years has the Proposed Insured had, or consulted a physician or medical practitioner for:

(Circle applicable items)

a. rheumatic fever, shortness of breath, chest pain, high or low blood pressure, epilepsy, depression, fainting, sleep apnea

    or dizzy spells?                                                            □ Yes   □ No

b. duodenal or gastric ulcer, chronic indigestion, bowel disorder

    disorder or albumin, sugar or blood in urine?           □ Yes   □ No

c. tuberculosis, asthma, allergic conditions, or blood spitting?

                                                                                         □ Yes   □ No

d. cancer, cysts, hernia, goiter or diabetes?                     □ Yes   □ No

e. arthritis, back or spine disorder or impaired vision or

    hearing?                                                                       □ Yes   □ No

f. acquired immune deficiency syndrome (AIDS), AIDS related

   complex (ARC)?                                                          □ Yes   □ No

g. any other illness, injury or impairment not mentioned above?

                                                                                       □ Yes   □ No

15. Family Record
		Living		Deceased
		Age	State of Health (if poor, explain)	Age At Death	Cause
Father
Mother
Brothers
Sisters

Statements Made To Authorized Company Agent (continued)

16. Details in connection with any “Yes” answers to questions. (Attach an additional sheet if necessary)
Question No.	Dates	Name and Address of Each Physician or Hospital	Furnish full details, including nature or injury, number of attacks, duration, severity, treatment, results and other pertinent information.

All of the above answers are full, complete and true to the best of my knowledge and belief and are a continuation of and form a part of the Application for Insurance to First Investors Company.

Dated at ____________________________________________________this ________ day of ____________, 2 ___________

City

State

 Day

   Month

                  Year

Signature of Proposed Insured

Signature of Proposed Owner

or of Parent/Guardian if Proposed Insured is age 0-14

(if other than Proposed Insured)

________________________________________________

__________________________________________________

Signature of Licensed Agent

________________________________________________

FIRST INVESTORS LIFE INSURANCE COMPANY

110 Wall Street, New York, NY 10005

THIS NOTICE MUST BE GIVEN TO THE PROPOSED INSURED

FEDERAL FAIR CREDIT REPORTING ACT DISCLOSURE

INVESTIGATIVE CONSUMER REPORTS

As part of our underwriting procedure, a routine investigation may be obtained which will provide applicable information concerning character, general reputation, personal characteristics and mode of living.  This information will be obtained through personal interviews with your friends, neighbors, and associates.  Upon written request to the Company, at the above address, further information on the nature and scope of the investigation will be provided, including whether or not an investigation was actually done and the name and address of the consumer-reporting agency, from which, upon request, you will receive a copy of such investigation.

MEDICAL INFORMATION BUREAU

Information regarding your insurability will be treated as confidential.  First Investors Life Insurance Company (FIL) or its reinsurers may, however, make a brief report thereon to the Medical Information Bureau (Bureau), a non-profit membership organization of life insurance companies, which operates an information exchange on behalf of its members.  If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file.  If you question the accuracy of information in the Bureau’s file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the Federal Fair Credit Reporting Act.   The address of the Bureau’s information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, and its telephone number is 866-692-6901.

First Investors Life or its reinsurers may also release information in its file to other life insurance companies to whom you may apply for life or health insurance, or to whom a claim for benefits may be submitted.

ILLUSTRATIONS Illustrations of benefits under the policy applied for, including death benefits, policy values, and surrender values, are available from the Company upon request.

APPLICATION FOR INSURANCE

FIRST INVESTORS LIFE INSURANCE COMPANY

110Wall Street, New York, NY 10005

Additional Information Sheet

Please complete the answers to sections of the Application that required additional space below

_________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

_________________________________________________________________________________________________________________________

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_________________________________________________________________________________________________________________________

Insurance Company

Conditional Receipt

Under this Conditional Receipt (“Receipt”), First Investors Life Insurance Company (“Company”) agrees to provide a limited amount of life insurance coverage for a limited period of time, subject to the terms and conditions set forth below.  This Conditional Receipt does not create temporary or interim insurance.  UNLESS EACH AND EVERY CONDITION SPECIFIED IN PARAGRAPH “A” BELOW IS FULFILLED EXACTLY, NO INSURANCE WILL BECOME EFFECTIVE PRIOR TO POLICY DELIVERY.  NO AGENT IS AUTHORIZED TO ALTER OR WAIVE ANY OF THESE CONDITIONS.

Received from __________________________  the sum of ____________, the amount entered in item 8a of the Application to First Investors Life Insurance Company corresponding in date with this Receipt.

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO FIRST INVESTORS LIFE INSURANCE COMPANY.

DO NOT MAKE CHECK PAYABLE TO THE AGENT OR LEAVE THE PAYEE BLANK.

A.

CONDITIONS UNDER WHICH INSURANCE MAY BECOME EFFECTIVE.

If each and every one of the following conditions is fulfilled exactly:

(1)

The amount of premium taken with the Application is at least equal to one (1) modal premium for the amount of life insurance and risk class applied for.  In the case of the monthly (Lifeline) premium mode, an amount equal to two modal premiums is required, and

(2)

The total amount of insurance currently in force and applied for on the life of the Proposed Insured in all life insurance companies does not exceed $500,000, and

(3)

The Proposed Insured is on the Effective Date, as defined below, insurable by the Company as a standard risk under its underwriting rules for the amount applied for without modification,

then insurance as provided by the terms and conditions of the policy applied for, but for an amount not exceeding that specified in Paragraph B, will become effective as of the Effective Date.

“Effective Date” as used on this Receipt means the latest of: (a) the date of Part One of the Application and (b) the date of Part Two (if required) of the Application, including the medical examination (if any) required by the Company’s underwriting rules.

B.

MAXIMUM AMOUNT OF INSURANCE WHICH MAY BECOME EFFECTIVE PRIOR TO POLICY DELIVERY.  The amount of insurance which may become effective prior to Policy issue and delivery shall be the lesser of:

1.

the Face Amount (item 7) of the Application or

2.

$100,000, including any accidental death benefits applied for.

C.

RETURN OF PREMIUM TAKEN  If any of the conditions in Paragraph A above have not been fulfilled exactly, there is no liability on the part of the Company except to return the premium paid with the Application.

D.

LIMITATION  In no event shall the insurance under this Receipt continue in force for a period longer than that part of a year that the premium taken will cover on a pro-rata basis.

E.

TERMINATION  This Conditional Receipt terminates on the earliest of the following dates:

1.

On the date the Policy is delivered to the Proposed Owner, or

2.

On the date the Proposed Owner receives notice that a policy cannot be issued as applied for.

Dated at

 this ________day of ___________________, 2____

_______________________________________

Signature of Agent

I acknowledge that I have read the terms of this Receipt, have had them explained to me by the Agent and understand that the insurance applied for shall not be effective unless and until the conditions of this Receipt have been complied with exactly.

Signature of Proposed Owner ___________________________________________

    NOTE:  This Conditional Receipt must be filled in and signed as indicated above and given to the Proposed Owner only if payment is made in accordance with item A.(1) above.  OTHERWISE IT MUST NOT BE PROVIDED TO THE PROPOSED OWNER.